INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (the “Agreement”), dated as of the 5th day of February, 2018, is entered into by and between Trevan Morrow (“Contractor”) and KonaTel, Inc., a Delaware corporation (“Owner”).

RECITALS

A.

WHEREAS, Owner is a corporation organized in Delaware and doing business in the state of Texas and other jurisdictions operating in the telecommunications industry;

B.

WHEREAS, Owner has (or anticipates that it shortly will have) entered into an Agreement for the Purchase and Sale of Membership Interest dated simultaneously with the execution and delivery of this Agreement (the “PSMI” and the “PSMI Transaction”) whereby Owner will acquire from Contractor (as the “Seller”) all outstanding membership interest in and to IM Telecom, LLC, an Oklahoma limited liability company, d/b/a Infinity Mobile (“IM”), which shall constitute 100% of the membership interest and ownership of IM;

C.

WHEREAS, following the closing of the PSMI Transaction (the “Effective Date”), Contractor desires to provide telecommunications consulting for strategic planning and related services (the “Services”) to Owner on an independent contractor basis, and Owner desires to retain Contractor to provide those Services on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Services to be Provided by Contractor.  Contractor shall provide the Services for the benefit of Owner commencing on the Effective Date of the PSMI and continuing continuously thereafter for a 90-day period (the “Term”).  In the event that, for whatever reason, the PSMI fails to be executed by all parties on or before February 15, 2018, or there is no closing of the PSMI Transaction by April 30, 2018, at the sole option of the Owner, this Agreement may be extended to a future Effective Date or shall be cancelled in its entirety and rendered null and void.

2.

Compensation for Services.  In consideration of the Services, Owner shall pay to Contractor:

a)

The sum of $10.00 in cash upon the Effective Date of this Agreement;

b)

The sum of $28,000 upon the final closing of the PSMI Transaction; provided, however, that in the event the PSMI Transaction does not close (for whatever reason) on or before April 30, 2018, the obligation of Owner to pay the $28,000 to Contractor shall terminate, shall be deemed deleted from this Agreement and Owner shall have no obligation to pay Contractor all or any portion of said $28,000; and

c)

Owner shall grant to Contractor, as of the Effective Date hereof pursuant to its Incentive Stock Option Plan, the option (the “Option”) to purchase up to 500,000 shares of the common stock of KonaTel, Inc., a Delaware corporation, at an exercise price of $0.20 per share.  The Option shall be in the form and subject to such additional terms and conditions as are set forth in the Incentive Stock Option Agreement, which is attached hereto as Exhibit A and incorporated herein by reference.  In the event that for any reason whatsoever and without qualification, Owner fails to close the PSMI Transaction with the PSMI having an Effective Date, and/or Contractor fails to perform the Services during the Term hereof, Contractor shall not be entitled to receive nor exercise (nor shall any rights to the Option vest in Contractor in respect thereof) all or any portion of the Option. In further consideration of being compensated by the Option, Contractor represents and warrants that he: (i) is an “accredited investor” as defined in United States Securities and Exchange Commission (the “SEC”) Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and understands the meaning of the term “accredited investor”; (ii) has had access to all filings of Owner in the Edgar Archives of the SEC; (iii) has had the opportunity to ask questions of the directors and executive officers of Owner regarding Owner, and to the extent Contractor utilized this opportunity, all questions asked by him have been answered to his total satisfaction; (iv) is acquiring the Owner Options for “investment purposes” and knows and understands the meaning of this term; (v) understands that Owner common stock he will receive on exercise of the Options comprise “restricted securities” as defined in SEC Rule 144, and that the resale of such shares of Owner common stock will be required to be registered with the SEC and sold by him under an “effective” registration statement filed with the SEC and a resale prospectus or in full compliance with SEC Rule 144 as currently in effect or as amended from time to time or another available exemption from registration under the Securities Act, and that as a result thereof, an investment in Owner common stock, including the Options, is illiquid, and Contractor may be required to hold these Options or any underlying shares of Owner common stock for a long period of time, to or including in excess of one (1) year from the exercise of the Options prior to any sale or disposition of these shares; and (vii) is fully capable of assuming the risk of loss of any investment in Owner resulting from the performance of his Services hereunder or otherwise.

3.

Termination.   By Contractor: This Agreement may be terminated prior to the expiration of the Term by Contractor upon 30 days written notice to Owner.

By Owner: Except as is set forth in Sections 1 and 2, above, this Agreement may be terminated prior to expiration of the Term by Owner only for cause immediately upon written notice to Contractor.  A “for cause” termination includes, but is not limited to:

a.

Committing a breach of this Agreement, which is not corrected within ten (10) days following written notice thereof to Contractor;

b.

Conviction of Contractor of a felony or a misdemeanor involving moral turpitude;

c.

Death of Contractor; or

d.

The occurrence of any event that triggers the indemnification obligations of the “Seller” as are set forth in Section 8 of the PSMI, if not cured within 60 days following written notification of Owner’s demand for indemnification to Contractor.  In such event, the Option shall immediately terminate and be of no further force and effect.

Any termination of this Agreement for any reason shall also result in the immediate termination of any unvested right Contractor shall have to exercise the Option.

4.

Confidential Information.  All information regarding the business operations, marketing, scheduling, procedures, services provided, financial information, clients and customers of Owner shall be deemed the sole property of Owner and shall be deemed to be “Confidential Information.” Contractor shall not during the term of this Agreement (and any extension thereof) and for two (2) years thereafter, directly or indirectly, disclose, divulge or communicate to any person or entity any such Confidential Information.  The parties agree that the Confidential Information is important and material information that affects the success and goodwill of Owner and that any breach of the provisions contained in this paragraph is a material breach of this Agreement.

5.

Relationship Status.  In performing the Services under this Agreement, Contractor will at all times be acting and performing as an independent contractor and not as an officer, agent, servant or employee of Owner or otherwise as a joint venture, partner or associate of Owner.  Owner shall have no right to control the manner, location of performance or method by which the work hereunder is done.  Contractor shall have no right to salary, employment benefits or employment rights that may or may not be available to Owner’s employees. Contractor shall be solely responsible for payment of worker’s compensation, income-tax, self-employment tax, withholding, social security or other assessment arising out of compensation due under this Agreement.  Contractor shall be solely responsible for payment of all costs of doing business, including but not limited to, office space, telephone service, supplies and equipment and staffing assistance.

6.

Compliance with Law.  Contractor shall fully comply with all federal, state and local laws and regulations including but not limited to maintaining any license required.

7.

Entire Agreement.  This writing (including its Exhibits) contains the entire agreement between the parties hereto concerning the subject matter hereof, and there are no promises, representations or conditions made a part of this Agreement that are not expressly set forth herein.

8.

Choice of Law.  This Agreement shall be construed and interpreted under Oklahoma law without regard to conflict of law principles for all matters including fundamental or procedural laws.

9.

Attorneys’ fees.  The parties agree that in any suit at law or in equity to enforce or to interpret the terms of this Agreement, or arising out of it or its execution, the successful party shall be entitled to an award of reasonable attorneys’ fees, costs of suit and other expenses of litigation.

10.

Captions. Paragraph titles or captions contained herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

11.

Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement shall, for any reason under the laws of any jurisdiction, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability under the laws of such jurisdiction shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however,  that any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate such provision in any other jurisdiction.

12.

No Third-Party Beneficiaries. No person not a party hereto, including, without limitation, employees, clients, customers, creditors or suppliers shall derive any rights hereunder or be construed to be a third-party beneficiary hereof.

13.

No Assignment.  Neither party shall be entitled to assign all or any portion of this Agreement without the written consent of the other.

14.

Time of the Essence.  Time is of the essence of each provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

OWNER

KONATEL, INC.:

By:

/s/ David Sean McEwen

David Sean McEwen, CEO

INDEPENDENT CONTRACTOR:

/s/ Trevan Morrow

Trevan Morrow

Exhibit A

KONATEL, INC.

INCENTIVE STOCK OPTION AGREEMENT

Name of Optionee: Trevan Morrow
No. of Common Shares Covered: 500,000	Date of Grant: February 5, 2018
Exercise Price Per Common Share: $0.20	Expiration Date: As computed under Section 5(a)(2) below.
Exercise Schedule: All or Part, subject to Vesting or Expiration hereunder

Date of Vesting	No. of Common Shares as to which the Option becomes Exercisable
Twelve (12) Months following the date of FCC approval of the transfer of ownership and Lifeline Program and related licenses of IM Telecom, LLC, an Oklahoma limited liability company, to KonaTel, Inc.	500,000

This is an Incentive Stock Option Agreement (the “Agreement”) between KonaTel, Inc. (the “Company”), and the optionee identified above (the “Optionee”), effective as of the Date of Grant specified above.

Recitals:

WHEREAS, the Company has entered into an Agreement for Purchase and Sale of Membership Interest (the “PSM Agreement”) with Trevan Morrow (the “Optionee”), as of the Date of Grant listed above; and

WHEREAS, in the event there is a closing of the PSM Agreement and the Independent Contractor Agreement (the “Optionee Agreement”) between the Company and the Optionee becomes effective; and

WHEREAS, Pursuant to the Optionee Agreement, the Board of Directors of the Company (the “Board”) and any Committee of the Board authorized by the Board with the responsibility of determining the grants of Options on the shares of common stock of the Company (the “Committee”) hereby grants the Option to the Optionee to purchase the number of shares of $0.001 par value common stock of the Company (the “Shares”) specified at the beginning of this Agreement under the following terms and conditions:

1.  Grant.  The Optionee is granted the Option to purchase the number of Shares specified at the beginning of this Agreement.

2.  Exercise Price.  The price to the Optionee of each Share subject to the Option will be the exercise price specified at the beginning of this Agreement (which price may not be less than the Fair Market Value as of the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, 110% of the Fair Market Value as of the Date of Grant).

3.  Incentive Stock Option.  The Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that to the extent the Option or part thereof fails to qualify as an incentive stock option, it will be treated as a non-statutory stock option.

4.  Exercise Schedule.  The Option will vest and become exercisable as to the number of Shares and on the date specified in the Exercise Schedule at the beginning of this Agreement, to the extent the Option has not already been exercised and has not expired, terminated or been cancelled as provided herein, and the Optionee may at any time, and from time to time, purchase all or any portion of the Shares then purchasable hereunder subject to the terms and conditions hereof.

The Option may also be exercised in full under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.

5.  Expiration.

(a)  Timing. The Option will expire at 5:00 p.m. Eastern Time on the earliest of:

(1)  The Expiration Date specified at the beginning of this Agreement;

(2)  Eighteen (18) months following the date of FCC approval of the transfer of ownership and Lifeline Program and related licenses of IM Telecom, LLC, an Oklahoma limited liability company, to KonaTel, Inc.; or

(3)  Upon termination of the Optionee’s employment for cause, or if it is determined by the Company within ten (10) days after termination of the Optionee’s employment by the Optionee that cause existed for termination by the Company, the date of such determination.

(b)  Expiration Final.  In no event may anyone exercise the Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.

(c)  Rescission.  If the Option is exercised, and prior to the delivery of the certificate representing the Shares so purchased, it is determined that cause for termination existed, then the Company, in its sole discretion, may rescind the Option exercise by the Optionee and terminate the Option.

6.  Procedure to Exercise Option.

(a)  Notice of Exercise.  The Option may be exercised by delivering written notice of exercise to the Company at the principal executive office of the Company, to the attention of the Company’s Secretary, in the form attached to this Agreement. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising the Option. If the person exercising the Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise the Option.

(b)  Tender of Payment.  Upon giving notice of any exercise hereunder, the Optionee shall provide for payment of the Exercise Price of the Shares being purchased through one or a combination of the following methods:

(1)  Cash (including check, bank draft or money order);

(2)  To the extent permitted by law, through a broker assisted cashless exercise in which the Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and uses the proceeds from such sale to pay the Exercise Price of such Shares; or

(3)  By delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price of such Shares.

(c)  Limitation on Payment by Shares.  Notwithstanding Section 6(b) hereof, the Option may not be exercised through payment of any portion of the Exercise Price with Shares if, in the opinion of the Board, payment in such manner could have adverse financial accounting consequences for the Company that were not applicable at the time of the Date of Grant.

(d)  Delivery of Certificates.  As soon as practicable after the Company receives the notice and payment of the Exercise Price provided for above, it shall deliver to the person exercising the Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully-paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, no certificate for Shares distributable under this Agreement shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the General Rules and Regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated under the Securities Act and the Exchange Act, including published interpretations thereof by the SEC.

7.  Employment Requirement.  Except as otherwise provided in Section 5 hereof, the Option may be exercised only while the Optionee remains employed with the Company or a parent or subsidiary thereof, and only if the Optionee has been continuously so employed since the date the Option was granted; provided that:

(a)  Post-Employment.  The Option may be exercised for the later of (i) six (6) months after termination of the Optionee’s employment or (ii) the six (6) months from the vesting of the Option, if such cessation of employment is for a reason other than death or disability or retirement, provided, however, that if termination of the Optionee’s employment shall have been for cause, the Option shall expire, and all rights to purchase Shares hereunder shall terminate, immediately upon such termination.

(b)  Death or Disability.  The Option may be exercised to the extent that the Option was vested and exercisable as of the date of the death or disability of the Optionee, for three (3) months after termination of the Optionee’s employment if such termination of employment is because of death or disability of the Optionee.

8.  Acceleration of Vesting.

(a)  Change in Control.  If a change in control (as defined below) of the Company or buyout of the operations of the Company shall or is to occur, then the Option, if not already exercised in full or otherwise terminated, expired or cancelled, shall become immediately vested and exercisable in full and shall remain exercisable for a period of thirty (30) days following the completion of the change in control.

(b)  Discretionary Acceleration.  Notwithstanding any other provisions of this Agreement to the contrary, the Board or any Committee may, in its sole discretion, declare at any time that the Option shall be immediately exercisable.

9.  Limitation on Transfer.  During the lifetime of the Optionee, only the Optionee or his/her guardian or legal representative may exercise the Option.  The Option may not be assigned or transferred by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

10.  No Shareholder Rights Before Exercise.  No person shall have any of the rights of a shareholder of the Company with respect to any Share subject to the Option until the Share actually is issued to him/her upon exercise of the Option.

11.  Discretionary Adjustment.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin off), or any other change in the corporate structure or Shares of the Company, the Board or the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of the Optionee, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities granted herein and, in order to prevent dilution or enlargement of rights of the Optionee, the number and kind of securities issuable upon exercise of the Option and the exercise price hereof.

12.  Tax Effect of Transfer of Shares.  The Optionee hereby acknowledges that if any Shares received pursuant to the exercise of any portion of the Option are sold within two (2) years from the Date of Grant or within one (1) year from the effective date of exercise of the Option, or if certain other requirements of the Code are not satisfied, such Shares will be deemed under the Code not to have been acquired by the Optionee pursuant to an “incentive stock option” as defined in the Code; and that the Company shall not be liable to the Optionee in the event the Option for any reason is deemed not to be an “incentive stock option” within the meaning of the Code. Furthermore, the Optionee will promptly notify the Company, in writing, of any sale of Shares received through the exercise of any portion of the Option within two (2) years from the Date of Grant or within one (1) year from the effective date of exercise of the Option.

13.  Interpretation of This Agreement.  All decisions and interpretations made by the Board or the Committee, if there is a Committee, with regard to any question arising hereunder shall be binding and conclusive upon the Company and the Optionee.

14.  Discontinuance of Employment.  This Agreement shall not give the Optionee a right to continued employment with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing the Optionee may terminate his/her employment at any time and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

15.  Option Subject to Articles of Incorporation and Bylaws.  The Optionee acknowledges that the Option and the exercise thereof is subject to the Articles of Incorporation, as amended from time to time, and the Bylaws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

16.  Obligation to Reserve Sufficient Shares.  The Company shall at all times during the term of the Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.

17.  Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee.

18.  Choice of Law.  This Agreement is entered into under the laws of the State of Delaware and shall be construed and interpreted thereunder without regard to its conflict of law principles for all matters, including fundamental or procedural laws.

19.   Change in Control.  For all purposes of this Agreement, “Change in Control” shall mean: (i)  the completion of one or more transactions by which any person or entity (and his, her or its affiliates) becomes the beneficial owner 50.1% or more of the voting power of the Company’s securities; or (ii)  any merger, consolidation or liquidation of the Company in which the Company is not the continuing or surviving company or pursuant to which stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the shares stock immediately before the merger have the same proportionate ownership of the Common Stock of the surviving company immediately after the merger; or (iii)  substantially all of the assets of the Company are sold or otherwise to parties that are not within a “controlled group of corporations” (as defined in Section 1563 of the Internal Revenue Code of 1986, as amended) in which the Company is a member at the time of such sale or transfer.

The Optionee and the Company have executed this Agreement as of the 5th day of February, 2018.

OPTIONEE:

/s/ Trevan Morrow

Trevan Morrow

KONATEL, INC.:

By D. Sean McEwen

     Its CEO

NOTICE OF STOCK OPTION EXERCISE

KonaTel, Inc.

13601 Preston Rd. Ste E816

Dallas, TX 75240

Attention: Board of Directors

Dear Sir or Madam:

I am the holder of ____________ Stock Options, granted to me under the KonaTel, Inc. (the “Company”) 2017 Incentive Stock Option Agreement, granted on _____________________(date of grant) for the purchase of ___________shares of $0.001 par value Common Stock of the Company (“shares”) at a purchase price of $0.20 per share.

I hereby exercise my option to purchase ___________shares, for which I have enclosed: please either enter (“cash,” “personal check,” or “Stock Certificate No.(s)) ____________________________in the total aggregate amount of __________________.  Please register my stock certificate as follows:

Name(s):____________________________________

Street Address:_______________________________

City, State & Zip Code_________________________

Social Security No. : __________________________

In connection with your acceptance of this Notice of Stock Option Exercise, I hereby represent, warrant and covenant as follows:

I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and

(iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

Very truly yours,

 ___________________________________________

Signature)